EXHIBIT 99.1

PROS HOLDINGS, INC. REPORTS FOURTH QUARTER AND
FULL YEAR 2018 FINANCIAL RESULTS

•	Subscription revenue of $95.2 million, up 57% for the full year 2018.

•	Subscription gross margins of 68% and non-GAAP subscription margin of 71% in the fourth quarter, up more than 850 basis points year-over-year.

•
Cash flow provided by operating activities of $15.2 million and free cash flow of $14.1 million in the fourth quarter, contributing to a full year 2018 free cash flow improvement of $29.0 million year-over-year.

HOUSTON – February 7, 2019 — PROS Holdings, Inc. (NYSE: PRO), a provider of AI-powered solutions that optimize selling in the digital economy, today announced financial results for the fourth quarter and full year ended December 31, 2018.

“As the market embraces our AI solutions, we are driving strong growth and rapid transformation in our business,” stated CEO Andres Reiner. “Subscription revenue accounted for more than half of total revenue for the first time in our company's history last quarter, and we surpassed our pre-transition total revenue in less than four years from when we began our journey to the cloud. We enter 2019 excited by the opportunity in front of us to accelerate our growth once again.”

CFO Stefan Schulz said, “We successfully drove both growth and scale in our business in 2018. In the fourth quarter, we improved our non-GAAP subscription gross margins by nine percentage points year-over-year and our operating margins by seven percentage points year-over-year. We also achieved our goal of reaching near breakeven free cash flow in 2018. We have strong momentum coming into 2019 and remain on track to achieve our long-term financial goals.”

Fourth Quarter and Full Year 2018 Financial Highlights

Key financial results for the fourth quarter and full year 2018 are shown below. Throughout this press release, all dollar figures are in millions, except net loss per share. Unless otherwise noted, all results are on a reported basis and are compared with the prior-year period.

	GAAP			Non-GAAP
	Q4 2018	Q4 2017	Change	Q4 2018	Q4 2017	Change
Revenue:
Total Revenue	$52.6	$46.3	14%	n/a	n/a	n/a
Subscription Revenue	$28.3	$19.1	48%	n/a	n/a	n/a
Subscription and Maintenance Revenue	$44.0	$36.2	22%	n/a	n/a	n/a
Profitability:
Gross Profit	$33.2	$28.2	18%	$34.7	$29.9	16%
Operating Loss	$(9.6)	$(12.8)	$3.2	$(2.6)	$(5.5)	$2.8
Net Loss	$(12.8)	$(17.0)	$4.2	$(2.1)	$(4.3)	$2.2
Net Loss Per Share	$(0.34)	$(0.53)	$0.19	$(0.06)	$(0.13)	$0.07
Adjusted EBITDA	n/a	n/a	n/a	$(2.0)	$(4.9)	$2.9
Cash:
Net Cash Provided by Operating Activities	$15.2	$4.5	$10.7	n/a	n/a	n/a
Free Cash Flow	n/a	n/a	n/a	$14.1	$3.6	$10.4

	GAAP			Non-GAAP
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue:
Total Revenue	$197.0	$168.8	17%	n/a	n/a	n/a
Subscription Revenue	$95.2	$60.5	57%	n/a	n/a	n/a
Subscription and Maintenance Revenue	$160.0	$129.9	23%	n/a	n/a	n/a
Annual Recurring Revenue ("ARR")	n/a	n/a	n/a	$189.3	$160.6	18%
Annual Recurring Revenue in constant currency	n/a	n/a	n/a	$190.5	$160.6	19%
Profitability:
Gross Profit	$119.8	$100.3	20%	$126.2	$105.5	20%
Operating Loss	$(49.2)	$(64.9)	$15.7	$(20.1)	$(36.3)	$16.2
Net Loss	$(64.2)	$(77.9)	$13.7	$(17.9)	$(25.5)	$7.6
Net Loss Per Share	$(1.86)	$(2.46)	$0.6	$(0.52)	$(0.81)	$0.29
Adjusted EBITDA	n/a	n/a	n/a	$(19.0)	$(33.7)	$14.7
Cash:
Net Cash Provided by (Used in) Operating Activities	$5.7	$(25.3)	$31.0	n/a	n/a	n/a
Free Cash Flow	n/a	n/a	n/a	$(0.5)	$(29.5)	$29.0

The attached tables provide a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP metrics.

Recent Business Highlights

•	Accelerated growth among B2B customers and increased B2B deal volume by more than 40% year-over-year.

•
Launched the next-generation of PROS flagship revenue management solution suite, born in the cloud and delivering data science and forecasting tailored to the unique needs of each airline industry segment from ultra low-cost carriers through 5-star airlines.

•
Named a Leader in the IDC Marketscape for B2B Price Optimization and a Visionary in the Gartner CPQ Magic Quadrant for CPQ Application Suites in recognition of PROS strong AI innovation and product roadmap, leading ability to integrate with external systems and intuitive user experience.

•
Awarded several prominent AI thought leadership speaking positions in the fourth quarter, including Michael Wu, Ph.D’s keynote presentation at the Professional Pricing Society Fall Conference, “How the Pricing Industry Can Realize the Benefit of AI”, Dr. Wu’s “The Science and Strategy Behind Good CX” partner session at SAP Customer Experience LIVE, and Principle Scientist Surain Adyanthaya’s “Price Availability, Offer Management and the PSS” at T2RL’s PSS Conference.

•
Appointed Jill Sawatzky, a globally recognized customer success expert, as Vice President of Customer Success to define the next era of PROS customer success and bring an even higher focus to customer value attainment.

Financial Outlook

PROS anticipates the following based on an estimated 37.6 million basic weighted average shares outstanding for the first quarter of 2019 and a 22% non-GAAP estimated tax rate for the first quarter and full year 2019:

	Q1 2019 Guidance	v. Q1 2018 at Mid-Point	Full Year 2019 Guidance	v. Prior Year at Mid-Point
Total Revenue	$54.0 to $55.0	14%	$231.0 to $233.0	18%
Subscription Revenue	$29.0 to $29.5	40%	$130.0 to $131.0	37%
ARR	n/a	n/a	$219.0 to $221.0	16%
Non-GAAP Loss Per Share	$(0.15) to $(0.13)	$0.05	n/a	n/a
Adjusted EBITDA	$(5.1) to $(4.1)	$2.1	$(13.0) to $(11.0)	$7.0
Free Cash Flow	n/a	n/a	$0.0 to $2.0	$1.5
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Thursday, February 7, 2019, at 4:45 p.m. ET to discuss the Company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll-free) or 1-201-689-8470. The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

A telephone replay will be available until Thursday, February 21, 2019, at 1-844-512-2921 (toll-free) or 1-412-317-6671 using the pass code 13685957. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) provides AI solutions that power commerce in the digital economy. PROS solutions bring intelligence to commerce by providing companies with predictive and prescriptive guidance that enables them to dynamically price, configure and sell their products and services across all channels with speed, precision and consistency. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about our future financial performance; positioning; management's confidence and optimism; customer successes; demand for enterprise revenue, profit realization and modern commerce software solutions; business expansion; business predictability; ARR; revenue; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) our ability to execute on our cloud strategy, (b) reduced revenue and cash flow resulting from our transition to a cloud strategy, (c) threats to the security of our or our customer’s data, (d) potential business or service disruptions from our third party data centers, cloud platform providers or other unrelated service providers, (e) market acceptance of our new products and product enhancements, (f) the risk that the markets for our software do not grow as anticipated, (g) the length of our sales cycles, (h) the risk that we will not be able to maintain historical maintenance, support and subscription renewal rates, (i) competition from vendors of sales, pricing, revenue management and configure-price-quote solutions as well as from companies internally developing their own solutions, (j) potential unauthorized or improper actions of our personnel, (k) the risk that acquisitions we have and may enter into in the future may be difficult to integrate, fail to achieve our objectives, disrupt our business, dilute stockholder value or divert management attention, (l) any downturn in sales to our target markets, (m) potential delays or other challenges related to the implementation of our solutions, (n) the difficulties of making accurate estimates necessary to complete a project and recognize revenue, (o) personnel risks associated with growing a business generally, (p) the impact that a slowdown in the world or any particular economy has on our business sales cycles, prospects’ and customers’ spending decisions, timing of implementation decisions, payment and renewal decision, (q) our debt repayment obligations, (r) the impact of currency fluctuations on our results of operations, and (s) civil and political unrest in geographic regions in which we operate. Additional information relating to the uncertainty affecting PROS’ business is contained in our filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). This information includes non-GAAP income (loss) from operations, annual recurring revenue, adjusted EBITDA, free cash flow, tax rate, net income (loss) and diluted earnings (loss) per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud transition.

PROS also presents certain information in “constant currency,” which is also a non-GAAP financial measure. Since PROS has operations outside of the United States reporting in currencies other than the U.S. dollar, the comparability of our operating results reported in U.S. Dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which we transact change in value over time compared to the U.S. Dollar. These fluctuations may have a significant effect on our reported results. As such, this release contains references to constant currency measures, which are calculated based on currency rates set at the start of a year and held constant throughout the year. Management believes this supplemental information is useful to investors as a framework for facilitating period-to-period comparisons of our business performance excluding the effects of foreign currency exchange rate fluctuations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP income (loss) from operations, annual recurring revenue, adjusted EBITDA, free cash flow and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations excludes the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related expenses, amortization of debt discount and issuance costs, new headquarters noncash rent expense and related taxes. Non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Acquisition-Related Expenses: Acquisition-related expenses include integration costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our convertible notes. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
New Headquarters Noncash Rent Expense: Noncash rent expense is related to PROS new corporate headquarters and is incurred prior to occupation of this facility. These amounts are unrelated to our core performance during any particular period and we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude the noncash rent expense on the preoccupied new headquarters in order for investors to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue, including contracts with a future start date, together with annualized overage fees incurred above contracted minimum transactions, and excluding perpetual and term license agreements recognized as license revenue in accordance with GAAP. ARR should be viewed independently of revenue and any other GAAP measure.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of stock-based compensation cost, amortization of acquisition-related intangibles, depreciation and amortization, integration costs and other one-time direct costs associated with our acquisitions, new headquarters noncash rent expense and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by (used in) operating activities, less capital expenditures (excluding expenditures for PROS new headquarters), purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.
Calculated Billings: Calculated billings is defined as total subscription, maintenance and support revenue plus the change in recurring deferred revenue in a given period.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Shannon Tatz
713-335-5932
ir@pros.com

Media Contact:
James Garber
617-960-9875
pros@marchcomms.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$295,476	$160,505
Trade and other receivables, net of allowance of $978 and $760, respectively	41,822	32,484
Deferred costs	4,089	3,137
Prepaid and other current assets	4,756	5,930
Total current assets	346,143	202,056
Property and equipment, net	14,676	14,007
Deferred costs, noncurrent	13,373	3,194
Intangibles, net	19,354	26,929
Goodwill	38,231	38,458
Other assets, noncurrent	5,190	4,039
Total assets	$436,967	$288,683
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$6,934	$2,976
Accrued liabilities	9,506	6,733
Accrued payroll and other employee benefits	22,519	16,712
Deferred revenue	99,262	75,604
Current portion of convertible debt, net	136,529	—
Total current liabilities	274,750	102,025
Deferred revenue, noncurrent	17,903	19,591
Convertible debt, net, noncurrent	88,661	213,203
Other liabilities, noncurrent	754	843
Total liabilities	382,068	335,662
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 41,573,491 and 36,356,760 shares issued, respectively; 37,155,906 and 31,939,175 shares outstanding, respectively	42	36
Additional paid-in capital	364,877	207,924
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated deficit	(292,708)	(238,185)
Accumulated other comprehensive loss	(3,374)	(2,816)
Total stockholders’ equity	54,899	(46,979)
Total liabilities and stockholders’ equity	$436,967	$288,683

PROS Holdings, Inc.
Condensed Consolidated Statements of Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue:
Subscription	$28,316	$19,082	$95,192	$60,539
Maintenance and support	15,723	17,076	64,760	69,408
Total subscription, maintenance and support	44,039	36,158	159,952	129,947
License	662	1,679	3,516	5,562
Services	7,912	8,507	33,556	33,307
Total revenue	52,613	46,344	197,024	168,816
Cost of revenue:
Subscription	9,060	8,253	35,368	27,858
Maintenance and support	2,840	2,807	11,602	11,693
Total cost of subscription, maintenance and support	11,900	11,060	46,970	39,551
License	51	72	251	282
Services	7,507	7,015	29,958	28,733
Total cost of revenue	19,458	18,147	77,179	68,566
Gross profit	33,155	28,197	119,845	100,250
Operating expenses:
Selling and marketing	18,335	17,491	72,006	68,116
General and administrative	10,289	9,822	41,302	40,336
Research and development	14,140	13,592	55,657	56,021
Acquisition-related	—	107	95	720
Loss from operations	(9,609)	(12,815)	(49,215)	(64,943)
Convertible debt interest and amortization	(4,315)	(4,140)	(16,986)	(13,218)
Other income, net	1,188	69	2,155	384
Loss before income tax provision	(12,736)	(16,886)	(64,046)	(77,777)
Income tax provision	24	94	200	149
Net loss	$(12,760)	$(16,980)	$(64,246)	$(77,926)

Net loss per share:
Basic and diluted	$(0.34)	$(0.53)	$(1.86)	$(2.46)
Weighted average number of shares:
Basic and diluted	37,154	31,927	34,465	31,627

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating activities:
Net loss	$(12,760)	$(16,980)	$(64,246)	$(77,926)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,270	3,484	13,055	10,531
Amortization of debt discount and issuance costs	3,069	2,901	12,027	9,264
Share-based compensation	5,098	5,131	21,453	22,796
Deferred income tax, net	(211)	(67)	(463)	(520)
Provision for doubtful accounts	(3)	—	212	—
Loss on disposal of assets	—	59	37	59
Changes in operating assets and liabilities:
Accounts and unbilled receivables	4,348	2,163	(9,550)	2,022
Deferred costs	(2,569)	—	(4,086)	—
Prepaid expenses and other assets	1,971	2,586	87	(3,715)
Accounts payable and other liabilities	1,362	(1,034)	3,931	700
Accrued liabilities	3,297	(582)	2,764	(1,055)
Accrued payroll and other employee benefits	6,172	3,378	5,830	(2,344)
Deferred revenue	2,144	3,496	24,652	14,875
Net cash provided by (used in) operating activities	15,188	4,535	5,703	(25,313)
Investing activities:
Purchases of property and equipment	(69)	(51)	(1,475)	(1,286)
Purchase of equity securities	(45)	—	(45)	—
Acquisition of Vayant, net of cash acquired	—	—	—	(34,130)
Capitalized internal-use software development costs	(927)	(801)	(4,613)	(2,797)
Purchase of intangible asset	(125)	(50)	(125)	(125)
Proceeds from maturities of short-term investments	—	—	—	15,992
Net cash used in investing activities	(1,166)	(902)	(6,258)	(22,346)
Financing activities:
Exercise of stock options	—	(16)	1,142	6,331
Proceeds from employee stock plans	—	—	1,720	1,535
Tax withholding related to net share settlement of stock awards	(257)	(132)	(9,410)	(7,375)
Proceeds from Secondary Offering, net	—	—	141,954	—
Payments of notes payable	—	(54)	(54)	(209)
Proceeds from issuance of convertible debt, net	—	—	—	93,500
Debt issuance costs related to convertible debt	—	(305)	—	(2,978)
Debt issuance costs related to Revolver	—	—	—	(150)
Net cash (used in) provided by financing activities	(257)	(507)	135,352	90,654
Effect of foreign currency rates on cash	(178)	20	174	(529)
Net change in cash and cash equivalents	13,587	3,146	134,971	42,466
Cash and cash equivalents:
Beginning of period	281,889	157,359	160,505	118,039
End of period	$295,476	$160,505	$295,476	$160,505

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended December 31,		Quarter over Quarter	Year Ended December 31,		Year over Year
	2018	2017	% change	2018	2017	% change
GAAP gross profit	$33,155	$28,197	18%	$119,845	$100,250	20%
Non-GAAP adjustments:
New headquarters noncash rent expense	48	—		48	—
Amortization of acquisition-related intangibles	1,077	1,280		4,624	3,297
Share-based compensation	396	402		1,721	1,971
Non-GAAP gross profit	$34,676	$29,879	16%	$126,238	$105,518	20%

Non-GAAP gross margin	65.9%	64.5%		64.1%	62.5%

GAAP loss from operations	$(9,609)	$(12,815)	(25)%	$(49,215)	$(64,943)	(24)%
Non-GAAP adjustments:
Acquisition-related expenses	—	107		95	720
New headquarters noncash rent expense	185	—		185	—
Amortization of acquisition-related intangibles	1,694	2,112		7,396	5,174
Share-based compensation	5,098	5,131		21,453	22,796
Total Non-GAAP adjustments	6,977	7,350		29,129	28,690
Non-GAAP loss from operations	$(2,632)	$(5,465)	(52)%	$(20,086)	$(36,253)	(45)%

Non-GAAP loss from operations % of total revenue	(5.0)%	(11.8)%		(10.2)%	(21.5)%

GAAP net loss	$(12,760)	$(16,980)	(25)%	$(64,246)	$(77,926)	(18)%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting loss from operations	6,977	7,350		29,129	28,690
Amortization of debt discount and issuance costs	3,065	2,891		11,986	9,228
Tax impact related to non-GAAP adjustments	617	2,486		5,244	14,498
Non-GAAP net loss	$(2,101)	$(4,253)	(51)%	$(17,887)	$(25,510)	(30)%

Non-GAAP diluted loss per share	$(0.06)	$(0.13)		$(0.52)	$(0.81)

Shares used in computing non-GAAP loss per share	37,154	31,927		34,465	31,627

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cost of Subscription Items
New headquarters noncash rent expense	5	—	5	—
Amortization of acquisition-related intangibles	901	1,099	3,898	2,603
Share-based compensation	53	50	218	237
Total cost of subscription items	$959	$1,149	$4,121	$2,840

Cost of Maintenance Items
New headquarters noncash rent expense	9	—	9	—
Amortization of acquisition-related intangibles	165	170	682	652
Share-based compensation	57	80	242	298
Total cost of maintenance items	$231	$250	$933	$950

Cost of License Items
Amortization of acquisition-related intangibles	11	11	44	42
Total cost of license items	$11	$11	$44	$42

Cost of Services Items
New headquarters noncash rent expense	34	—	34	—
Share-based compensation	286	272	1,261	1,436
Total cost of services items	$320	$272	$1,295	$1,436

Sales and Marketing Items
New headquarters noncash rent expense	35	—	35	—
Amortization of acquisition-related intangibles	617	832	2,772	1,877
Share-based compensation	1,049	1,035	4,396	4,348
Total sales and marketing items	$1,701	$1,867	$7,203	$6,225

General and Administrative Items
New headquarters noncash rent expense	33	—	33	—
Share-based compensation	2,515	2,617	10,717	11,163
Total general and administrative items	$2,548	$2,617	$10,750	$11,163

Research and Development Items
New headquarters noncash rent expense	69	—	69	—
Share-based compensation	1,138	1,077	4,619	5,314
Total research and development items	$1,207	$1,077	$4,688	$5,314

Acquisition-related expenses	$—	$107	$95	$720

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Adjusted EBITDA
GAAP Loss from Operations	$(9,609)	$(12,815)	$(49,215)	$(64,943)
Acquisition-related expenses	—	107	95	720
Amortization of acquisition-related intangibles	1,694	2,112	7,396	5,174
New headquarters noncash rent expense	185	—	185	—
Share-based compensation	5,098	5,131	21,453	22,796
Depreciation and other amortization	1,576	1,372	5,659	5,357
Capitalized internal-use software development costs	(927)	(801)	(4,613)	(2,797)
Adjusted EBITDA	$(1,983)	$(4,894)	$(19,040)	$(33,693)

Free Cash Flow
Net cash provided by (used in) operating activities	$15,188	$4,535	$5,703	$(25,313)
Purchase of property and equipment	(69)	(51)	(1,475)	(1,286)
Purchase of intangible asset	(125)	(50)	(125)	(125)
Capitalized internal-use software development costs	(927)	(801)	(4,613)	(2,797)
Free Cash Flow	$14,067	$3,633	$(510)	$(29,521)

Guidance	Q1 2019 Guidance		Full Year 2019 Guidance
	Low	High	Low	High
Adjusted EBITDA
GAAP Loss from Operations	$(14,200)	$(13,300)	$(47,300)	$(45,300)
Amortization of acquisition-related intangibles	1,600	1,600	5,700	5,700
New headquarters noncash rent expense	600	600	1,900	1,900
Share-based compensation	5,900	5,900	23,400	23,400
Depreciation and other amortization	1,800	1,800	6,600	6,600
Capitalized internal-use software development costs	(800)	(700)	(3,300)	(3,300)
Adjusted EBITDA	$(5,100)	$(4,100)	$(13,000)	$(11,000)